                                                                    EXHIBIT 99.1

                                 [TRANPRO LOGO]

                                                 FOR:     TRANSPRO, INC.

                                                 Contact:
                                                 Richard A. Wisot
                                                 Chief Financial Officer
                                                 (203) 859-3552

For IMMEDIATE Release

                                                 Financial Dynamics
                                                 Investors: Christine Mohrmann,
                                                 Eric Boyriven
                                                 (212) 850-5600

                TRANSPRO, INC. REPORTS THIRD QUARTER 2004 RESULTS
                             - SALES INCREASE 9.7% -
                         - NET INCOME INCREASES 35.5% -
                - OPERATIONS GENERATE $8.1 MILLION OF CASH FLOW -

NEW HAVEN, CONNECTICUT, October 26, 2004 - Transpro, Inc. (AMEX: TPR) today announced results for the third quarter and nine months ended September 30,
2004.

Charles E. Johnson, President and CEO, stated, "Transpro is pleased to report net earnings for the third quarter of $2.7 million or $0.36 per diluted share, on sales of $72.0 million. Net income is up 35.5% and sales increased 9.7% over the comparable period last year. While this performance reflects overall improvement in market conditions compared to the year-ago period, our business in the third quarter was negatively affected by a number of factors. These included continued raw material and fuel cost increases, intensified competitive pricing pressure in the aftermarket radiator product line and softness in the markets for our temperature control products. As noted in previous reports, these are issues we expected to face, and our continuing cost reduction initiatives allowed us to `hold our own' in our Automotive and Light Truck Group compared to last year's comparable period. At the same time, solid sales growth within our Heavy Duty Group helped us generate year-over-year total Company earnings improvement."

For the third quarter of 2004, net sales were $72.0 million, an increase of 9.7%
over net sales of $65.6 million in the third quarter of 2003.

                                    - MORE -

TRANSPRO, INC. REPORTS THIRD QUARTER 2004 RESULTS                         PAGE 2

Sales in Transpro's Automotive and Light Truck Group were $48.8 million, compared to $48.9 million in the same period a year ago. Sales within the
Automotive and Light Truck Group reflect a slight improvement in heat exchange sales offset by continued softness in the temperature control marketplace. In addition, the Company's customers continue to realign their inventory levels and adjust their buying habits, affecting product demand. Sales were also impacted by rising fuel costs, which affect consumers' decisions regarding discretionary automotive spending, and competitive pricing pressure.

For the 2004 third quarter, sales in the Company's Heavy Duty Group were $23.2 million, versus $16.7 million in the 2003 third quarter, an increase of 38.9%.
This significant increase in sales reflects ongoing strength within the Class 7 and 8 truck markets, resulting in increased demand from Transpro's Heavy Duty
OEM customer base. Sales within the segment also benefited from new business programs initiated subsequent to the third quarter of 2003. Sales of the
Company's Heavy Duty Aftermarket products improved due to new product introductions and the strengthening of market segments served by this business unit.

Consolidated gross margin for the third quarter of 2004 was $15.2 million, or
21.0% of sales, versus a consolidated gross margin of $13.2 million, or 20.1% of sales, in the year-ago period. The improvement in consolidated gross margin reflects the cost reduction benefits of the Company's three-year restructuring program, as well as higher sales levels in the quarter. These factors were somewhat offset by a combination of downward competitive pricing pressure within the Automotive and Light Truck Group and rising commodity costs for all business segments.

Selling, general and administrative expenses totaled $10.8 million, or 15.1% of net sales, in the 2004 third quarter, compared to $9.1 million, or 13.8% of net sales, in the year-ago period. This increase is attributable to the higher level of sales, increased freight costs and increased accruals for incentive-related expenses. Operating income for the third quarter of 2004 rose 12.2% to $4.3 million, or 6.0% of net sales, versus $3.8 million, or 5.9% of sales, in the third quarter of last year.

Consolidated net income for the 2004 third quarter totaled $2.7 million, or
$0.36 per diluted share, a 35.5% increase over consolidated net income of $2.0 million, or $0.27 per diluted share, in the third quarter of 2003. The Company's
2003 third quarter results include $0.3 million in restructuring and special charges, as well as a tax benefit of $0.6 million representing additional refundable income taxes as a result of filing the Company's 2002 federal income tax return.

For the third quarter of 2004, the Company generated operating cash flow of $8.1 million, versus operating cash flow of $2.5 million in the third quarter of last year, reflecting steps the Company has taken to improve its working capital management and profitability.

                                    - MORE -

TRANSPRO, INC. REPORTS THIRD QUARTER 2004 RESULTS                         PAGE 3

Mr. Johnson stated, "Operationally and financially, this was a good quarter for
Transpro as we achieved improvements in most all measures compared to the prior year. The improvements we have made in our manufacturing processes and products, parts of which were being implemented during the 2003 third quarter, were fully operational this year and contributed to our overall performance gains. At the same time, we have continued to carefully manage our working capital, generating improvements in operating cash flow and further reducing our debt levels.
Underlying all of this, our continuing commitment to providing the best value products and services to our customers has allowed us to strengthen our relationships with them."

For the first nine months of 2004, net sales were $204.1 million, an increase of
15.6% over net sales of $176.6 million in the first nine months of 2003. In the
Automotive and Light Truck Group, net sales for the 2004 nine-month period were
$142.2 million an 8.3% increase over net sales of $131.2 million in the same period last year. In the Heavy Duty Group, net sales for the 2004 nine-month period increased 36.5% to $62.0 million from $45.4 million in the first nine months of 2003.

Consolidated gross margin for the 2004 nine-month period was $38.1 million, or
18.7% of net sales, an increase of 29.6% over gross margins of $29.4 million, or
16.6% of net sales, a year ago. Selling, general and administrative expenses for the first nine months of 2004 were $31.9 million, or 15.6% of net sales, compared to $29.4 million, or 16.7% of net sales, in the first nine months of
2003.

For the first nine months of 2004, Transpro reported consolidated net income of
$2.8 million, or $0.38 per diluted share, versus a consolidated net loss of $3.0 million, or $0.43 per diluted share, a year ago. Included in the Company's results for the 2003 nine-month period are restructuring and special charges of
$1.3 million, as well as a tax benefit of $1.3 million reflecting additional refundable income taxes recorded during the second and third quarters as a result of filing the 2002 federal income tax return.

Operating cash flow for the first nine months of 2004 was $11.3 million, a significant improvement over operating cash flow of $4.4 million a year ago.

Mr. Johnson concluded, "We have noted previously that we expect to generate a net profit in 2004. Through three quarters we have met this expectation. At this time we anticipate that we will also generate a profit in the fourth quarter, assuming that market conditions continue to support our progress. We remain focused, however, on the challenges that continue to negatively affect our business, including continued increases in raw material and fuel costs, industry-wide radiator pricing pressure and a less favorable interest rate environment. Due to our many business improvement initiatives, the Company is in a better position to deal with these issues than at any time in its recent history. We salute our people for their great effort in achieving this progress."

                                    - MORE -

TRANSPRO, INC. REPORTS SECOND QUARTER 2004 RESULTS                        PAGE 4

TRANSPRO, INC. is a manufacturer and supplier of heating and cooling systems and components for a variety of Aftermarket and OEM automotive, truck and industrial applications.

Transpro, Inc.'s Strategic Corporate Values are:

o  Being An Exemplary Corporate Citizen

o  Employing Exceptional People

o  Dedication To World-Class Quality Standards

o  Market Leadership Through Superior Customer Service

o  Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual
Report on Form 10-K contains certain detailed factors that could cause the
Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

                                - TABLES FOLLOW -

                                 TRANSPRO, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)

                                                     THREE MONTHS             NINE MONTHS
                                                  ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                                 --------------------    ----------------------
                                                   2004        2003        2004        2003
                                                 --------    --------    --------    --------

Net sales                                         $72,012     $65,629    $204,128    $176,631
Cost of sales                                      56,855      52,415     166,030     147,228
                                                 --------    ---------   ---------   ---------
Gross margin                                       15,157      13,214      38,098      29,403
Selling, general and administrative expenses       10,848       9,071      31,898      29,413
Restructuring and other special charges                 -         302           -       1,260
                                                 --------    ---------   ---------   ---------
Operating income (loss)                             4,309       3,841       6,200      (1,270)
Interest expense                                    1,392         942       3,111       2,854
                                                 --------    ---------   ---------   ---------
Income (loss) before taxes                          2,917       2,899       3,089      (4,124)
Income tax provision (benefit)                        259         938         271      (1,143)
                                                 --------    ---------   ---------   ---------
Net income (loss)                                 $ 2,658     $ 1,961    $  2,818    $ (2,981)
                                                 ========    =========   =========   =========
Shares outstanding:
    Basic                                           7,106       7,106      7,106        7,106
    Diluted                                         7,367       7,185      7,343        7,106
Net income (loss) per share:
    Basic                                         $  0.37     $  0.27    $  0.39     $  (0.43)
    Diluted                                       $  0.36     $  0.27    $  0.38     $  (0.43)

                                  Table 1 of 3

                                 TRANSPRO, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                         (UNAUDITED)
                                                     SEPTEMBER 30, 2004    DECEMBER 31, 2003
                                                     ------------------    -----------------

Accounts receivable, net                                   $48,473             $46,056
Inventories, net                                            76,009              71,427
Other current assets                                         5,255               6,133
Net property, plant and equipment                           23,073              24,154
Other assets                                                 8,708               9,408
                                                         ----------          ----------
Total assets                                              $161,518            $157,178
                                                         ==========          ==========
Accounts payable                                           $39,372             $32,816
Accrued liabilities                                         21,277              18,134
Total debt                                                  44,024              50,944
Other long-term liabilities                                 10,455              11,664
Stockholders' equity                                        46,390              43,620
                                                         ----------          ----------
Total liabilities and stockholders' equity                $161,518            $157,178
                                                         ==========          ==========

                                  Table 2 of 3

                                 TRANSPRO, INC.
                            SUPPLEMENTARY INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                 THREE MONTHS                   NINE MONTHS
                                              ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                           -------------------------      ------------------------
                                              2004           2003            2004          2003
                                           ----------     ----------      ----------    ----------

SEGMENT DATA
Net sales:
Automotive and light truck                  $  48,790      $  48,906      $ 142,153      $ 131,224
Heavy duty                                     23,222         16,723         61,975         45,407
                                            ---------      ---------      ---------      ---------
   Total                                    $  72,012      $  65,629      $ 204,128      $ 176,631
                                            =========      =========      =========      =========
Operating income (loss):
Automotive and light truck                  $   4,456      $   4,435      $   8,442      $   4,228
Restructuring and other special charges          --             (302)          --             (688)
                                            ---------      ---------      ---------      ---------
   Automotive and light truck total             4,456          4,133          8,442          3,540
                                            ---------      ---------      ---------      ---------
Heavy duty                                      1,454            625          2,496           (733)
Restructuring and other special charges          --             --             --             (572)
                                            ---------      ---------      ---------      ---------
   Heavy duty total                             1,454            625          2,496         (1,305)
                                            ---------      ---------      ---------      ---------
Corporate expenses                             (1,601)          (917)        (4,738)        (3,505)
                                            ---------      ---------      ---------      ---------
   Total                                    $   4,309      $   3,841      $   6,200      $  (1,270)
                                            =========      =========      =========      =========

CAPITAL EXPENDITURES, NET                   $   1,172      $   1,686      $   3,705      $   3,234
                                            =========      =========      =========      =========

                                  Table 3 of 3

                                       END